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                                                                   Exhibit 32.01


                                  CERTIFICATION
                   Pursuant to 18 United States Code ss. 1350

     The undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2003 of Fisher Scientific International Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                        /s/ Paul M. Montrone
                                        ---------------------------------------
                                        Paul M. Montrone
                                        Chief Executive Officer
                                        March 11, 2004



A signed original of this written statement required by Section 906 has been provided to Fisher Scientific International Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.